As filed with the Securities and Exchange Commission on January 30, 1995
                                        Registration No. 33-____________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                             POLARIS INDUSTRIES INC.
             (Exact name of registrant as specified in its charter)

           MINNESOTA                     3700               41-1790959
 (state or other jurisdiction of   Primary Standard      (I.R.S. Employer
 incorporated or organization)         Industrial          Identification
                                  Classification or           Number)
                                      Code Number

                              --------------------

                             1225 Highway 169 North
                          Minneapolis, Minnesota  55441
                                 (612) 542-0500

                          (Address, including zip code,
                  of registrant's principal executive offices)

                              --------------------

                          1987 EMPLOYEE OWNERSHIP PLAN
                         1987 MANAGEMENT OWNERSHIP PLAN
                            (Full title of the plan)
                              --------------------

                  John H. Grunewald, Executive Vice President,
                      Chief Financial Officer and Secretary
                             Polaris Industries Inc.
                             1225 Highway 169 North
                          Minneapolis, Minnesota  55441
                                 (612) 542-0500

           (Name and address, including zip code and telephone number, including area code, of agent for service)
                              --------------------

                                   COPIES TO:

                                James C. Melville
                        Kaplan, Strangis and Kaplan, P.A.
                  5500 Norwest Center, 90 South Seventh Street
                          Minneapolis, Minnesota  55402
                                 (612) 375-1138


                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
                                  Proposed      Proposed
 Title of                         Maximum       Maximum
Securities         Amount         Offering      Aggregate      Amount of
  to be            to be           Price        Offering      Registration
Registered     Registered(1)    per Share(2)      Price           Fee
- ----------     -------------    ------------    --------      ------------
Common Stock      534,503          $47.50      $25,388,893       $8,755
 Par Value
 $.01

- -----------
     (1) 317,839 shares of Common Stock are reserved for issuance under the 1987 Employee Ownership Plan (the "Employee Plan") and 216,664 shares of Common Stock are reserved for issuance under the 1987 Management Ownership Plan (the "Management Plan" and together with the Employee Plan, the "Plans"). The number of shares of Common Stock stated above may be adjusted in accordance with the provisions of the Plans in the event that, during the period the Plans are in effect, there is effected any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares effected without receipt of consideration by the Company. Accordingly, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares which by reason of any such events may be issued in accordance with the provisions of the Plans.

     The obligation to issue the Common Stock arises from the conversion of Polaris Industries Partners L.P. (the "Partnership") to a corporate form so that the business of the Partnership is being conducted by Polaris Industries Inc. (the "Company") through its wholly owned partnership subsidiary, Polaris Industries Partners L.P. In connection with the conversion, the Company agreed to adapt the Plans to the Company's corporate form and to issue the Common Stock under the Plans in lieu of units of Beneficial Assignment of Class A Limited Partnership Interests of the Partnership.


     (2) Estimated by the registrant solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(h).

                                     PART I

ITEM 1.   PLAN INFORMATION.

          Not required to be filed with the Commission.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          Not required to be filed with the Commission.

                                     PART II

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Polaris Industries Inc. (the "Company"), are hereby incorporated by reference in this Registration Statement:

     (a) The proxy statement/prospectus of the Company and Polaris Industries Partners L.P. (the "Partnership") filed with the Commission on November 21, 1994, pursuant to the Securities Act of 1933, as amended (the "Act"), which contains the audited financial statements for the Partnership for the years ended December 31, 1991, 1992 and 1993 and unaudited financial statements for the nine-month period ended September 30, 1994. Pursuant to an Agreement and Plan of Conversion dated as of September 29, 1994, following approval of the Partnership's security holders on December 22, 1994, the Partnership was converted to a corporate form (the "Conversion"), and the business of the Partnership is being conducted by the Company, a newly formed corporation, through a wholly owned partnership subsidiary, Polaris Industries Partners L.P. In the Conversion, each unit of Beneficial Assignment of Class A Limited Partnership Interests issued by the Partnership (the "BACs") was exchanged for one share of Common Stock of the Company, and the Company will issue Common Stock in lieu of BACs under the bonus and profit sharing plans of the Partnership.

          (b) All other reports filed by the Partnership pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Company's proxy statement/prospectus referred to in (a) above.

          (c) A description of the Company's Common Stock contained in the Company's Registration Statement on Form S-4, Registration No. 33-55769 filed with the Commission on September 30, 1994, including Amendment No. 1 filed on November 10, 1994 and Amendment No. 2 filed on November 21, 1994.

          All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The validity of the Shares offered will be passed upon for the Company by Kaplan, Strangis and Kaplan, P.A., Minneapolis, Minnesota. Members of such firm beneficially own an aggregate of 44,300 of the BACs which were converted to 44,300 shares of the Company's Common Stock upon the completion of the Conversion. This represents approximately 0.24% of the voting shares that were outstanding upon completion of the Conversion.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          As permitted by Minnesota law, the Company's Articles of Incorporation provide that directors of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.

          The Company is required by Minnesota law to indemnify all officers and directors of the Company for expenses and liabilities (including attorneys' fees) incurred as the result of proceedings against them in connection with their capacities as officers or directors. In order to be entitled to indemnification with respect to a purported act or omission, an officer or director must (i) have acted in good faith, (ii) have received no improper personal benefit, (iii) in the case of a criminal proceeding, have had no reasonable cause to believe the conduct to be unlawful, and (iv) reasonably believed that the conduct was in the best interests of the Company.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          4.1       1987 Management Ownership Plan, incorporated by reference to
                    Exhibit 10(h) of Form S-1 of Polaris Industries Partners L.P. filed with the Securities and Exchange Commission on August 10, 1987, Registration No. 33-15124.

          4.2       1987 Employee Ownership Plan, incorporated by reference to
                    Exhibit 10(i) of Form S-1 of Polaris Industries Partners L.P. filed with the Securities and Exchange Commission on August 10, 1987, Registration No. 33-15124.

          5         Opinion of Kaplan, Strangis and Kaplan, P.A.

          23.1      Consent of McGladrey & Pullen, LLP

          23.2      Consent of Kaplan, Strangis and Kaplan, P.A.
                    (included in Exhibit 5)

          24        Powers of Attorney

ITEM 9.   UNDERTAKINGS

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply to information required to be included in a post-effective amendment by those paragraphs which are contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on January 27, 1995.

                              POLARIS INDUSTRIES INC.


                              By: /s/ W. Hall Wendel, Jr.
                                 --------------------------------
                                 W. Hall Wendel, Jr.
                                 Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                     Title                 Date
     ---------                     -----                 ----

/s/ W. Hall Wendel, Jr.       Principal Executive      January 27, 1995
- -------------------------     Officer and Director
W. Hall Wendel, Jr.


/s/ John H. Grunewald         Principal Financial and  January 27, 1995
- -------------------------     Accounting Officer
John H. Grunewald


        *
- -------------------------     Director
Beverly F. Dolan


        *
- -------------------------     Director
Robert S. Moe


        *
- -------------------------     Director
Kenneth D. Larson


        *
- -------------------------     Director
Stephen G. Shank


        *
- -------------------------     Director
Gregory R. Palen

        *
- -------------------------     Director
Andris A. Baltins



*By /s/ W. Hall Wendel, Jr.                       Janaury 27, 1995
   ------------------------
     W. Hall Wendel, Jr.
     Attorney-in-Fact

W. Hall Wendel, Jr., on his own behalf and pursuant to Powers of Attorney, dated prior to the date hereof, attested by the directors listed above and filed with the Securities and Exchange Commission, by signing his name hereto does hereby sign and execute this Registration Statement of Polaris Industries, Inc., or amendment thereto, on behalf of each of the directors named above.

                                INDEX TO EXHIBITS


4.1 1987 Management Ownership Plan, incorporated by reference to Exhibit 10(h) of Form S-1 of Polaris Industries
          Partners L.P. filed with the Securities and Exchange
          Commission on August 10, 1987, Registration No. 33-15124.

4.2       1987 Employee Ownership Plan, incorporated by reference to
          Exhibit 10(i) of Form S-1 of Polaris Industries Partners L.P. filed with the Securities and Exchange Commission on August 10, 1987, Registration No. 33-15124.

5         Opinion of Kaplan, Strangis and Kaplan, P.A.

23.1      Consent of McGladrey & Pullen, LLP

23.2      Consent of Kaplan, Strangis and Kaplan, P.A.
          (included in Exhibit 5)

24        Powers of Attorney